UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                     February 14, 2005 ( February 18, 2005)

                           HEMISPHERX BIOPHARMA, INC.
             (Exact name of registrant as specified in its charter)

                           Delaware 0-27072 52-0845822
               (state or other juris- (Commission (I.R.S. Employer
           diction of incorporation) File Number) (Identification No.)

              1617 JFK Boulevard, Philadelphia, Pennsylvania 19103
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (215) 988-0080


          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12) [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

See Item 5.02 below.

Section 5 - Corporate Governance and Management
-----------------------------------------------

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 14, 2005, we entered into an agreement with The Sage Group, Inc., an international organization providing senior level strategic management services to the biotechnology and pharmaceutical sector, to retain the services of R.
Douglas Hulse as our President and Chief Operating Officer. Mr. Hulse is an executive director of The Sage Group, Inc.

Mr. Hulse, a Phi Beta Kappa graduate of Princeton University with a cum laude degree in chemistry and the holder of S.M. Degrees in both management and Chemical Engineering from M.I.T., is an executive director of The Sage Group, Inc. He previously served as our Chief Operating Officer in 1996 and 1997. During his earlier tenure with us, Mr. Hulse was instrumental in the development of the liquid form of the experimental immunotherapeutic, Ampligen(R), and a plan for scaled up manufacturing production to meet potential commercial requirements. Mr. Hulse has planned, negotiated, and implemented various strategic alliances with North American, European and Asian partners during his career.

Mr. Hulse will devote approximately two to two and one half days per week to our business. His specific activities in his new positions will be mutually determined by him and our Chairman. We anticipate that the engagement will continue for a period of 18 months; however, it is terminable on 30 days written notice by either party.

For Mr. Hulse's services, The Sage Group will receive a monthly retainer of $10,000 and a 10 year warrant to purchase 250,000 shares of our common stock at an exercise price equal to the closing price of our stock on February 14, 2005. The warrant will vest at the rate of 12,500 share per month with a final 25,000 shares vesting upon completion of the 18th month of the engagement. Vesting accelerates in the event of a merger or a purchase of a majority of our assets or equity. In addition, For each calendar year (or part thereof) during which the agreement is in effect, Sage will be entitled to an incentive bonus in an amount equal to 0.5% of the gross proceeds received by us during such year from any joint ventures or corporate partnering arrangements. After termination of the agreement, Sage will only be entitled to receive the incentive bonus based upon gross proceeds received by us during the two year period commencing on the termination of the agreement with respect to any joint ventures or corporate partnering arrangements entered into by us during the term of the agreement. Mr. Hulse is entitled to insurance commensurate with that provided to our other officers.

Dr. William Carter resigned as our President effective upon the execution of the Sage agreement. Dr. Carter remains our Chief Executive Officer and Chairman of our Board of Directors.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            HEMISPHERX BIOPHARMA, INC.


February 17, 2005                       By: /s/ William A. Carter
                                            ---------------------
                                            William A. Carter M.D.,
                                            Chief Executive Officer